Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186
Trading Symbol: VGZ
Toronto andAmerican Stock Exchanges

NEWS

Vista Gold Corp. Announces Appointment of Senior Officer

Denver, Colorado September 26, 2006 - Vista Gold Corp. (TSX & AMEX: VGZ) is pleased to announce the appointment of Mr. Frederick H. Earnest as Senior Vice President, Project Development effective September 22, 2006. Mr. Earnest holds a B.S. in Mining Engineering from Colorado School of Mines. He has over 20 years experience in the mining industry, including management of engineering and technical services, general manager and, most recently, as President of Pacific Rim El Salvador, S.A. de C.V. At Pacific Rim, he was responsible for all Latin American operations including the development of the El Dorado project that, when completed, will be El Salvador’s first commercial gold mine in 50 years and is expected to produce over 100,000 ounces of gold per year. At El Dorado, he had in-country involvement in community relations, environmental stewardship, permitting, government relations and feasibility preparation. Previously, as General Manager and Legal Representative for Compania Minera Dayton, he was responsible for the low-grade, heap-leach Andacollo gold operation in Chile that produced up to 135,000 ounces of gold per year. At Vista, his duties will include advancing the Corporation’s projects toward production decisions, which will involve managing technical and feasibility studies, acquiring environmental permits, and negotiating with governmental officials and private landowners and stakeholders.

Mike Richings, Vista President and CEO, commented, “We are very happy to have Fred Earnest join us in this capacity. We see his experience and skills in developing and managing mines to be of great benefit as we advance Awak Mas, Mt. Todd, Paredones Amarillos, Yellow Pine and our other projects through the development and permitting pipeline towards production. As well, his experience and command of the Spanish language will be significant in advancing our Mexican projects.”

Vista Gold Corp., based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources. Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development. The Corporation’s holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Wildcat projects, the F.W. Lewis, Inc. properties and the Hycroft mine, all in Nevada, the Long Valley project in California, the Yellow Pine project in Idaho, the Paredones Amarillos and Guadalupe de los Reyes projects in Mexico, the Amayapampa project in Bolivia, the Awak Mas project in Indonesia, and the Mt. Todd project in Australia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as future business strategy, competitive strengths, goals, expansion and growth of Vista’s businesses, operations, plans and other such matters are forward-looking statements. When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements. The statements made in this press release about anticipated mine development and advancement are forward-looking statements. Other forward-looking statements include but are not limited to those with respect to future financings, reserve and resource estimates and production costs. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Greg Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.